UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported )   January 21, 2009

FairPoint Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32408	13-3725229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 East Morehead Street, Suite 250, Charlotte, North Carolina		28202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code   (704) 344-8150

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On January 21, 2009, FairPoint Communications, Inc. (the “Company”) entered into an Amendment, Waiver, Resignation and Appointment Agreement with Lehman Commercial Paper Inc. (“LCPI”), as resigning administrative agent, collateral agent and swingline lender, Bank of America, N.A. (“Bank of America”), as syndication agent and as successor administrative agent, collateral agent and swingline lender, and certain other financial institutions party thereto (the “Amendment”).  The Amendment, among other things, amends the senior secured credit facility, dated March 31, 2008, among the Company and the financial institutions named therein (the “Credit Agreement”).

Pursuant to the Amendment, LCPI resigned as administrative agent, collateral agent and swingline lender under the Credit Agreement and related documents and Bank of America was appointed as successor administrative agent, collateral agent and swingline lender.

The Amendment also:

•                  Terminates LCPI’s approximately $30 million unfunded commitment under the revolving facility of the Credit Agreement (the “Revolving Facility”) and changes LCPI’s existing pro rata share of the drawn revolving loans under the Revolving Facility into a new loan, aggregating approximately $30 million, which will be due in a single payment on the maturity date of the Revolving Facility (the “New Lehman Loan”).  The interest rate applicable to the New Lehman Loan is equal to the interest rate applicable to loans under the Revolving Facility.

•                  Allows the Company and/or lenders holding a certain percentage of the loans and commitments under the Credit Agreement to remove any agent that is deemed to be a “Defaulting Lender” (a designation given to a lender that breaches certain of its obligations under the Credit Agreement or as to which certain circumstances exist relating to the financial wherewithal or stability of such a lender).

•                  Permits the repurchase of the Company’s 13 1/8% senior notes due 2018, subject to certain conditions, including, without limitation, compliance with the Company’s tax sharing agreement with Verizon Communications Inc., and provides that the amount of cash used to make any such repurchase will reduce the amount of Cumulative Distributable Cash (as defined in the Credit Agreement) available for the payment of cash dividends or share repurchases and will reduce Excess Cash Flow (as defined in the Credit Agreement).

•                  Clarifies that if at any time the Company voluntarily reduces or suspends the quarterly dividend payable on its common stock, the Company may increase the dividend back to the per share amount paid by it on October 17, 2008, subject to the satisfaction of certain conditions precedent to the payment of dividends.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits.

                (d) Exhibits

Exhibit Number	Description

10.1	The Amendment, dated January 21, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

By:	/s/ Alfred C. Giammarino
	Name:	Alfred C. Giammarino
	Title:	Executive Vice President and Chief Financial Officer

Date: January 21, 2009